Riviera Holdings Corporation
                              2901 Las Vegas Boulevard South
                                    Las Vegas, NV 89109
                            Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                                    www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

         RIVIERA REPORTS RECORD EBITDA RESULTS FOR SECOND QUARTER 2004

         LAS VEGAS, NV - July 21, 2004 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the second quarter ended June 30, 2004. Net revenues for the quarter were $52.8 million, up $4.5 million or 9.2 percent from the second quarter of 2003. Income from operations was $7.6 million, up $3.1 million or 70.6 percent from the second quarter of 2003. EBITDA
(1) was $10.9 million, up $2.3 million from the second quarter of 2003 and a record for any quarter in the Company's history. Net income for the quarter was $829,000 or $0.23 per diluted share compared to a net loss of ($2.4 million) or ($0.70) per share in the second quarter of 2003.

         Net revenues for the first half of 2004 were $103.3 million, up $7.4 million or 7.8 percent from the first half of 2003. Income from operations was $14.9 million, up $5.8 million or 63.4 percent from the first half of 2003. EBITDA was $21.6 million, up $4.1 million from the first half of 2003 and a record for any six month period in the Company's history. Net income for the first half was $1.4 million or $0.38 per diluted share compared to a net loss of ($4.6 million) or ($1.32) per share in the first half of 2003.

Second Quarter 2004 Highlights

* Second quarter net income of $829,000 is a $3.3 million improvement from second quarter of 2003
* Riviera Black Hawk revenues were up 8.6 percent
* Riviera Black Hawk EBITDA was up $755,000 or 21.5 percent
* Riviera Las Vegas revenues were up $3.4 million or 9.5 percent
* Riviera Las Vegas EBITDA was up
  $1.7 million or 26.3 percent
* Riviera Las Vegas occupancy was 95.3 percent compared with 93.4 percent in the second quarter of 2003, ADR (Average Daily
  Rate) increased $2.19 to $62.63
* The Company has $20 million in cash plus its $30 million revolver available

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, "We are following the trend on the Las Vegas Strip with revenues increasing $3.4 million or 9.5 percent in the second quarter compared to the same period last year. EBITDA for the second quarter was up $1.7 million as EBITDA margins (2) increased from 17.7 percent to 20.4 percent. We were able to bring almost 50 percent of our revenue increase to the EBITDA line.

         "Casino revenues were up 8 percent over the second quarter of last year, as the business mix of customers in the hotel rooms and attending shows included more affinity groups (pool players and similar groups) with a better gaming profile. We have invested $2.8 million in new slot machines this year and we have our new slot monitoring system installed on approximately 80 percent of our machines as of the end of the quarter. We anticipate that the system will be connected to substantially all of our slot machines by the end of July 2004 and the that we will have approximately 560 machines (40 percent) converted to ticket-in, ticket-out technology by the end of the year.

         "Room occupancy was 95.3 percent up two percentage points from the same period last year. Average daily room rate (ADR) was $62.63, up $2.19, and revenue per available room (Rev Par) was $59.70 for the quarter compared with $56.43, for the second quarter last year. Convention rooms represented 34 percent of rooms sold for the quarter and 42 percent of the revenue, as the ADR was over $80 for this sector of our business.

         "Entertainment revenues increased 26.7 percent and we sold 50,000 more tickets this quarter than the same quarter last year. This additional traffic flow also enhanced casino revenues.

         "Our location on the Las Vegas Strip will continue to see more foot traffic as the Hilton Grand Vacations Club time shares, Wynn Las Vegas and recently announced luxury condominium projects draw more people to the north end. Riviera Las Vegas is located on 26 acres of prime real estate on the north end of the Las Vegas Strip. Recent land transactions on the Las Vegas Strip are indicators that the land in our financial statements has a fair market value well in excess of its $21 million recorded book value."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "The second quarter was another record breaking quarter for Riviera Black Hawk. We were able to achieve all time highs for gaming revenue, total revenue, EBITDA and market share. Net revenues reached a record $13.4 million during the quarter. EBITDA for the quarter grew by 21.5 percent to a record $4.3 million. EBITDA margin on net revenues increased to 31.9 percent.

         "The second quarter benefited from the continued strength of our marketing programs. We continue to invest our marketing dollars in areas that profitably build slot revenues and market share. We have also increased customer service by reducing the processing time for transactions in several key areas. Going forward we expect to see additional benefits as we take advantage of ticket-in, ticket-out technology.

         "We are also encouraged that gaming revenue in the Black Hawk/Central City Market continued to grow in the second quarter. Year-to-date the market has grown 3.7 percent over the first half of last year. Improved economic conditions in the Denver Metro area appear to be a driving force behind this growth. We are looking forward to the new access road expected to be open before yearend. This new road will provide additional access to the Black Hawk/Central City Market, expanding the capabilities of the market to handle additional weekend traffic."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "We are pleased the trend of increasing earnings continued and actually accelerated in the second quarter of 2004. Consolidated EBITDA increased by 27.2 percent for the second quarter and 23.5 percent for the first six months of 2004, respectively, as compared with 2003. The second quarter EBITDA of $10.9 million and first six months EBITDA of $21.6 million both set records for any quarter and semi-annual periods. Our cash flow for 2004 has been greater than budget and we are using the additional funds for investments in slot machines to accelerate our conversion to cashless operations.

         "The Missouri Gaming commission has indicated that it will need more time to evaluate the competing proposals for additional casino licenses in the St. Louis area and to render a decision on whether to select one or more applications as a priority for investigation. We believe that a more thorough evaluation of all current proposals will further differentiate our project from the other proposals. Studies have consistently shown that a casino entertainment complex in Jefferson County would provide the most incremental benefit to the State of Missouri and to the local host community. We are encouraged by the overwhelming support we continue to receive from Jefferson County residents and local government officials."

Conference Call Information
         In conjunction with the release of second quarter 2004 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time on Wednesday, July 21, 2004. Investors can listen to the call via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=904976 or www.theriviera.com or by dialing 800-289-0487. A rebroadcast of the conference is available through July 27, 2004 by dialing 719-457-0820; pass code 621872.

Safe Harbor Statement:

         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve risks and uncertainties including expansion objectives and timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for December 31, 2003. Actual results may differ materially.

About Riviera Holdings:

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange ("AMEX") under the symbol RIV. Informal discussions with AMEX staff indicate that the Company may meet the standards of AMEX policy Sec. 1003(a). According to that policy, AMEX will not normally consider suspending dealings in or delisting the securities of a company, which is below the earnings or net worth standards if the Company is in compliance with the following:

(1)Total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and
(2)The company has at least 1,000,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and at least 400 round lot shareholders.

                                --Tables Follow--


Riviera Holdings Corporation
Financial Summary
                       Three Months Ended June 30    Six Months Ended June 30
($ in 000's except
per share data)       2004    2003    Var    %Var   2004    2003    Var    %Var
Net Revenues:
Riviera Las Vegas    $39,437 $36,027 $3,410   9.5% $76,760 $71,762 $4,998   7.0%
Riviera Black Hawk    13,357  12,301  1,056   8.6%  26,494  24,057  2,437  10.1%
                      ------------------------     -------------------------
Total Net Revenues    52,794  48,328  4,466   9.2% 103,254  95,819  7,435   7.8%
Operating Income:
Riviera Las Vegas      6,171   3,703  2,468  66.6%  11,843   7,953  3,890  48.9%
Riviera Black Hawk     2,796   2,034    762  37.5%   5,606   3,604  2,002  55.5%
Corporate Expenses    (1,404) (1,305    (99) -7.6%  (2,512) (2,416)   (96) -4.0%
                      ------------------------     -------------------------
Total Operating Income 7,563   4,432  3,131  70.6%  14,937   9,141  5,796  63.4%
EBITDA (1):
Riviera Las Vegas      8,056   6,378  1,678  26.3%  15,643  13,403  2,240  16.7%
Riviera Black Hawk     4,265   3,510    755  21.5%   8,508   6,535  1,973  30.2%
Corporate Expenses    (1,404) (1,305)   (99) -7.6%  (2,512) (2,416)   (96) -4.0%
                      ------------------------     -------------------------
Total EBITDA          10,917   8,583  2,334  27.2%  21,639  17,522  4,117  23.5%
EBITDA Margins (2):
Riviera Las Vegas      20.4%   17.7%   2.7%          20.4%   18.7%   1.7%
Riviera Black Hawk     31.9%   28.5%   3.4%          32.1%   27.2%   4.9%
Consolidated           20.7%   17.8%   2.9%          21.0%   18.3%   2.7%

 Net Income (Loss)   $ 829 $ (2,436)  $3,265        $1,369 $(4,595) $5,964

EARNINGS (LOSS) PER SHARE
DATA:
Shares used in calculating
net income (loss) per common
share:
 Basic              3,488     3,474      14           3,487    3,471       16
 Diluted            3,672     3,474     198           3,610    3,471      139
Net Income (loss) per common
share
 Basic            $ 0.24    $ (0.70)  $ 0.94         $ 0.39 $ (1.32)   $ 1.71
 Diluted          $ 0.23    $ (0.70)  $ 0.93         $ 0.38  $(1.32)   $ 1.70

(1) EBITDA consists of earnings before interest, income taxes, depreciation, and amortization, as shown in the reconciliation to net income (loss) in the tables of this release. EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. Management uses property-level EBITDA (EBITDA before corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. A reconciliation of EBITDA to net income (loss) is included in the financial schedules accompanying this release.

(2)      EBITDA margins represent EBITDA divided by Net Revenues

Riviera Holdings Corporation
Reconciliation of Operating Income (Loss) to
EBITDA:
                                          Interest
                       Income    Income  (Income) &  Operating          Management
    000's              (Loss)     Tax     Expense     Income  Depreciation  Fee   EBITDA
Second Quarter 2004:
Riviera Las Vegas     $4,006   $ 2,130   $   35    $ 6,171    $ 2,357    $ (472)  $ 8,056
Riviera Black Hawk       805       -      1,991      2,796        997       472     4,265
Corporate             (3,982)   (2,130)   4,708     (1,404)         -        -     (1,404)
                       ------   ------    -----     -------     ------    ------   --------
                       $ 829    $  -     $6,734     $ 7,563     3,354    $   -    $10,917

Second Quarter 2003:
Riviera Las Vegas     $2,317  $ 1,343      $ 43    $ 3,703    $ 3,059      (384)  $ 6,378
Riviera Black Hawk       (22)      -      2,056      2,034      1,092       384     3,510
Corporate             (4,731)  (1,343)    4,769     (1,305)       -          -     (1,305)
                      -------   -------   ------    -------    ------     ------  --------
                     $(2,436)   $  -     $6,868    $ 4,432    $ 4,151      $ -     $8,583

Six Months Ended
June 30, 2004:
Riviera Las Vegas    $7,642    $ 4,114    $  87   $ 11,843    $ 4,724    $ (924)  $15,643
Riviera Black Hawk    1,608        -      3,998      5,606      1,978       924     8,508
Corporate            (7,881)    (4,114)   9,483     (2,512)       -          -     (2,512)
                     -------    -------   -----     -------    ------    -------  --------
                     $1,369      $ -    $13,568    $14,937     $6,702      $ -    $21,639

Six Months Ended
June 30, 2003:
Riviera Las Vegas     $ 4,980   $ 2,888    $ 85    $ 7,953      $6,180   $ (730)  $13,403
Riviera Black Hawk       (512)      -     4,116      3,604       2,201      730     6,535
Corporate              (9,063)   (2,888)  9,535     (2,416)        -         -     (2,416)
                      --------  -------  -------    -------      -----    -----    -------
                      $(4,595)    $ -   $13,736     $9,141      $8,381     $ -    $17,522

                Balance Sheet Summary
                     ($ in 000's)           June 30,         Dec. 31,
                                              2004            2003
                                           -----------------------------
  Cash and short term investments             $19,679           $19,344
  Total current assets                         28,495            27,361
  Property and equipment, net                 179,151           180,293
  Total assets                                220,887           221,538
  Total current liabilities                    28,701            29,788
  Long-term debt, net of current portion      215,547           215,875
  Total shareholders' (deficiency) equity    (28,613)          (30,037)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          Three Months Ended   Six Months Ended
                                               June 30            June 30
($ In 000's except per share data)      2004        2003      2004      2003
                                       -------------------- -------------------
Revenues:
  Casino                              $29,550     $27,091     $56,629   $53,468
  Rooms                                11,679      11,229      24,217    22,454
  Food and beverage                     9,066       8,529      17,866    16,542
  Entertainment                         5,571       4,471      10,227     8,870
  Other                                 2,119       2,059       4,166     4,010
                                      --------------------- -------------------
       Total                           57,985      53,379     113,105   105,344
                                      --------------------- -------------------
   Less promotional allowances          5,191       5,051       9,851     9,525
                                       -------------------- -------------------
            Net revenues               52,794      48,328     103,254    95,819
                                       -------------------- -------------------
COSTS AND EXPENSES:
Direct costs and expenses
of operating departments:
    Casino                            13,782      13,897      27,336    27,967
    Rooms                              6,656       6,491      13,020    12,344
    Food and beverage                  6,166       5,749      11,967    11,053
    Entertainment                      3,725       2,919       6,777     5,875
    Other                                724         709       1,439     1,358
  Other operating expenses:
    General and administrative        10,824       9,980      21,076    19,700
     Depreciation and amortization     3,354       4,151       6,702     8,381
                                       -------------------- -------------------
        Total costs and expenses      45,231      43,896      88,317    86,678
                                       -------------------- -------------------
INCOME FROM OPERATIONS                 7,563       4,432      14,937     9,141
                                       -------------------- -------------------
OTHER INCOME (EXPENSE):
  Interest expense                    (6,738)     (6,879)   (13,578)   (13,760)
  Interest income                          4          11         10         24
  Other, net                               -           -          -          -
                                       -------------------- -------------------
        Total other income (expenses) (6,734)     (6,868)   (13,568)   (13,736)
                                       -------------------- -------------------
NET INCOME (LOSS)                       $829     $(2,436)    $1,369    $(4,595)
                                       ==================== ===================
EARNINGS PER SHARE DATA:
Shares used in calculating net income/
(loss) per common share:
Basic                                  3,488       3,474     3,487       3,471
Diluted                                3,672       3,474     3,610       3,471
Net Income (loss) per common share
Basic                                 $0.24       $(0.70)    $0.39     $(1.32)
Diluted                               $0.23       $(0.70)    $0.38     $(1.32)

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